UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2013

Landmark Bancorp, Inc.
(Exact name of registrant as specified in charter)

Delaware	0-33203	43-1930755
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Poyntz Avenue
Manhattan, Kansas 66502
(Address of principal executive offices) (Zip code)

(785) 565-2000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 31, 2013, Landmark Bancorp, Inc. (“Landmark”) entered into an amendment (the “Amendment”) to that certain Agreement and Plan of Merger, dated August 1, 2013, by and among Landmark National Bank, the wholly-owned bank subsidiary of Landmark (“LNB”), Landmark, Citizens Bank, National Association (“Citizens Bank”) and First Capital Corporation (“First Capital”). The Amendment provides for the leasing by LNB of certain real estate in connection with the merger between LNB and Citizens Bank. The Amendment is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Effective November 1, 2013, LNB completed its acquisition of Citizens Bank from First Capital. Concurrent with the closing of the acquisition, Citizens Bank was merged into Landmark National Bank. The aggregate purchase price paid to First Capital was approximately $1.3 million based upon a premium on deposit accounts and the value of certain real estate held by Citizens Bank, as well as the purchase and assumption of approximately $185.6 million of assets and liabilities of Citizens Bank and the assumption of approximately $5.0 million of trust preferred debt of First Capital. The complete terms of the merger and acquisition are contained in the Agreement and Plan of Merger filed with the Securities and Exchange Commission as Exhibit 2.1 to Landmark’s Current Report on Form 8-K dated August 1, 2013.

A press release announcing the completion of the transaction is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

2.1	First Amendment to Agreement and Plan of Merger, dated October 31, 2013, by and among Landmark National Bank, Landmark Bancorp, Inc., Citizens Bank, National Association and First Capital Corporation

99.1	Press Release, dated November 4, 2013

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landmark Bancorp, Inc.

Date: November 4, 2013	By:	/s/ Mark A. Herpich
	Name: Title:	Mark A. Herpich Vice President, Secretary, Treasurer and Chief Financial Officer